United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

              ____________________________________________________

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  April 14, 2003



                           TRANS GLOBAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-23382                             62-1544008
         (Commission File Number)         (IRS Employer Identification No.)

       8707 Katy Freeway, Suite 300
                Houston, Texas                         77024
  (Address of principal executive offices)           (Zip Code)

                                 (713) 467-4140
              (Registrant's telephone number, including area code)

            1393 Veterans Memorial Highway, Hauppauge, New York 11788
                          (Registrant's former address)
                                 (631) 724-0006
           (Registrant's former telephone number, including area code)


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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     On Tuesday, April 8, 2003, the registrant's auditors, Moore Stephens, P.C., resigned by submitting an e-mail to the Chairman of the Audit Committee of the registrant's Board of Directors.

     The registrant's audit reports for the accounting years 2000 and 2001 contained a standard qualifying paragraph emphasizing the registrant's continuation as "going concern." Other than this, there were no other qualifications or adverse language in the reports.

     The  registrant's Audit Committee accepted the resignation of the auditors.

     On Friday, April 4, 2003 at 5:52p.m., Houston, Texas time, Moore Stephens, P.C. e-mailed a report to the Chairman of the Audit Committee of the registrant's Board of Directors. The report was based on an audit conducted the previous week. In the report, the auditors alleged that funds were commingled between a subsidiary of the registrant and companies related to the Chief Executive Officer of the registrant, which the auditors alleged should have resulted in a "positive cash flow" to a subsidiary of the registrant of approximately $110,000. The April 4th report also alleged that certain payroll tax obligations were unpaid for the 4th Quarter of 2002. Although not included in the scope of their audit, the auditors alleged that such practices continued into 2003.

     The registrant took issue with these allegations and believes that the audit procedures, which led to their findings, were circumspect. The auditors alleged that the registrant had an $110,000 "positive cash flow." However, the auditors did not properly apply additional expenditures such as workers compensation, state withholdings, employee drug screenings, staff overhead and other related expenses. After these expenses were deducted, there was no surplus or "positive cash flow" with respect to the registrant. Therefore, any related party transactions did not have any material effect on the registrant's financial statements.

     The Chairman of the registrant's Audit Committee is currently drafting a response to Moore Stephens, P.C. concerning the registrant's dissatisfaction with the auditing procedures and unsubstantiated allegations made in the report submitted.

     The registrant is currently in the process of engaging a new accounting firm to perform those duties in which Moore Stephens were previously engaged to perform, including the auditing of the financial statements. Once the registrant has retained a new accounting firm, the registrant will permit Moore Stephens, P.C. to respond fully to the inquiries of the successor auditors concerning the subject matter of any disagreements.

     As a result of the report submitted by the auditors, the registrant filed with the Securities and Exchange Commission a Notice Pursuant to Section 10A of the Securities Exchange Act of 1934. In the Notice, the registrant averred that the auditors' conclusions were incorrect and based on unsubstantiated claims and incomplete evidence. The acts alleged were under the supervision of the Chief Financial Officer of the registrant, Joseph Link, and not under the direct supervision of the registrant's Chief Executive Officer. Accordingly, the registrant's Board of Directors has suspended Mr. Link and has appointed an interim Chief Financial Officer. Additional accounting personnel, who were involved in the subject transactions, are no longer employed by the registrant or its subsidiaries.


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     In  addition,  except  as  otherwise  stated  in the Notice, the registrant denied  any  and  all  of  the  other  allegations  of  the  auditors.

     On Tuesday, April 14, 2003, the registrant received a copy of a letter from its former auditors addressed to the Securities and Exchange Commission in response to the Form 8-K filed by the registrant on April 11, 2003. Pursuant to
Item 304 of Regulation S-B, the registrant hereby files with the Commission a copy of the letter of its former auditors. The letter filed with the Commission raises new issues that were not in the Notice, inasmuch as it did not mention the funds deposited into bank accounts of an outside entity. Nor did the Notice acknowledge that those same independent companies funded all payroll and operating expense for the registrant's subsidiary during contract inception. The temporary payroll service was provided in lieu of permanent financing arrangements.

ITEM  5.  OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     On April 3, 2003, two of the directors of the registrant, Joseph E. Link and Joseph G. Sicinski, were notified that, by a consent action of the majority of stockholders holding no less than the amount of stock required to take such action at a meeting, they had been removed from the Board of Directors of the registrant and its subsidiaries. At some point, two new directors will be elected by the stockholders of the registrant to fill the vacant positions on the registrant's Board of Directors.

     The registrant has also relocated its executive offices to Houston, Texas, as of April 10, 2003. The registrant's address and contact numbers are 8707 Katy Freeway, Suite 300, Houston, Texas 77024, telephone (713) 467-4140, and facsimile (713) 467-5025.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Financial  Statements.
          ----------------------

     None.

     (b)  Exhibits.
          --------

     The  following  exhibit  is  filed  herewith:

          Exhibit 16.1.   Letter from Moore Stephens, P.C. dated April 14, 2003,
          ------------    addressed to the Securities and Exchange Commission.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April  16,  2003                  TRANS  GLOBAL  SERVICES,  INC.


                                         By /s/  Arthur  Grider
                                            ------------------------------------
                                            Arthur  Grider,  President


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